UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 30, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) currently conducts its operations primarily through its operating partnership, MHC Operating Limited Partnership (the “Operating Partnership”). Effective December 31, 2013, MHC Trust, the general partner of our Operating Partnership, merged with and into Equity LifeStyle Properties, Inc. and the separate existence of MHC Trust ceased (the “Merger”). In connection therewith, we entered into the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership for MHC Operating Limited Partnership effective as of December 31, 2013 (the “Second Amendment”), to reflect the withdrawal of MHC Trust as the general partner of the Operating Partnership and our admission as the new general partner of the Operating Partnership and certain other related changes.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the text of the Second Amendment, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Securities Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger:

1) We filed articles supplementary reclassifying 5,391,304 authorized but unissued shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock and 1,740,000 shares of Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock as shares of our Preferred Stock without designation as to class or series.

2) We filed articles supplementary classifying 179,764 of our authorized but unissued shares of our Preferred Stock, $.01 par value per share (the “Preferred Stock”) as shares of 6% Series D Cumulative Non-Qualified Preferred Stock (the “Series D Preferred Stock”) having substantially the same terms and same rights as shares of MHC Trust’s 6% Series A Cumulative Non-Qualified Preferred Stock (“MHC Trust’s Series A Preferred Stock”). Upon the effective time of the Merger, each of the 179,764 outstanding shares of MHC Trust’s Series A Preferred Stock was converted into one share of our Series D Preferred Stock, and immediately after the conversion the 179,639 shares of our Series D Preferred Stock owned by us were cancelled, leaving 125 shares of our Series D Preferred Stock outstanding.

3) We filed articles supplementary classifying 250 of our authorized but unissued shares of our Preferred Stock as shares of 18.75% Series E Cumulative Non-Voting Preferred Stock (the “Series E Preferred Stock”) having substantially the same terms and same rights as shares of MHC Trust’s 18.75% Series B Cumulative Non-Voting Preferred Stock (“MHC Trust’s Series B Preferred Stock”). Upon the effective time of the Merger, each of the 250 outstanding shares of MHC Trust’s Series B Preferred Stock was converted into one share of our Series E Preferred Stock, leaving 250 shares of our Series E Preferred Stock outstanding.

4) We filed articles supplementary classifying 54,458 of our authorized but unissued shares of our Preferred Stock as shares of 6.75% Series F Cumulative Non-Voting Preferred Stock (the “Series F Preferred Stock”) having substantially the same terms and same rights as shares of MHC Trust’s 6.75% Series I Cumulative Non-Voting Preferred Stock (“MHC Trust’s Series I Preferred Stock”). Upon the effective time of the Merger, each of the 54,458 outstanding shares of MHC Trust’s Series I Preferred Stock was converted into one share of our Series F Preferred Stock, and immediately after the conversion the 54,458 shares of our Series F Preferred Stock owned by us were cancelled, leaving no shares of our Series F Preferred Stock outstanding.

The articles supplementary for our Series D Preferred Stock, the articles supplementary for our Series E Preferred Stock and the articles supplementary for our Series F Preferred Stock, respectively, were effective on December 30, 2013.

The foregoing description of the articles supplementary reclassifying shares of authorized but unissued preferred stock, the articles supplementary for our Series D Preferred Stock, the articles supplementary for our Series E Preferred Stock and the articles supplementary for our of Series F Preferred Stock are qualified in their entirety by reference to the text of each of the respective articles supplementary, each of which is attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits
3.1     Articles Supplementary reclassifying shares of authorized but unissued preferred stock.
3.2    Articles Supplementary for the 6% Series D Cumulative Non-Qualified Preferred Stock of Equity LifeStyle
Properties, Inc.
3.3    Articles Supplementary for the 18.75% Series E Cumulative Non-Voting Preferred Stock of Equity LifeStyle
Properties, Inc.
3.4    Articles Supplementary for the 6.75% Series F Cumulative Non-Voting Preferred Stock of Equity LifeStyle
Properties, Inc.
10.1    Second Amendment to the Second Amended and Restated Agreement of Limited Partnership for MHC Operating
Limited Partnership effective as of December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and
Treasurer

Date: January 2, 2014